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NATIONAL ASSOCIATION OF SECURITIES DEALERS., INC.
OTC BULLETIN BOARD COORDINATOR
NASDAQ MARKET OPERATIONS
80 MERRITT BOULEVARD
TRUMBULL, CT 06111
FACSIMILE NO.: (203) 385 6381

RIGHTS OFFERING NOTIFICATION FORM PURSUANT TO RULE 10B-17 OF THE SECURITIES EXCHANGE ACT OF 1934

COMPLETE CORPORATE NAME: NTL Incorporated

ADDRESS OF PRINCIPAL EXECUTIVE OFFICES: 110 East 59th Street

CITY/STATE/ZIP CODE: New York, New York 10022

TELEPHONE: (212) 906-8440

CLASS OF SECURITY: common stock, par value $0.01 per share

CUSIP NUMBER: 629407107

TRANSFER AGENT: Continental Stock Transfer & Trust Company

SHARES OUTSTANDING: 276,626,476 shares (as of June 30, 2002)

DECLARATION DATE: The date of entry of the Confirmation Order, which is anticipated to be September 5, 2002

RECORD DATE: August 26, 2002, subject to ratification by the Board of Directors of NTL Incorporated

DISTRIBUTION DATE: On or about August 29, 2002

SECURITIES TO BE DISTRIBUTED: Rights to purchase shares of common stock, par value $0.01 per share ("New NTL Common Stock"), of the entity whose businesses will include NTL Incorporated's broadband communications operations in the United Kingdom and the Republic of Ireland in addition to certain interests in joint ventures and other operations ("New NTL"). Each share of New NTL Common Stock purchased upon exercise of a right will be accompanied by a Series A Warrant entitling the holder thereof to purchase one share of New NTL Common Stock at a purchase price of $77.47 per share (subject to adjustment) of New NTL Common Stock.

EXPIRATION DATE OF RIGHTS OFFERING: The latter of October 3, 2002 and 20 business days after commencement of the rights offering, or such later date as may be determined in accordance with the procedures describing the rights offering.
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MAXIMUM NUMBER OF SHARES TO BE ISSUED UPON EXERCISE OF RIGHTS: Up to 30,000,000
shares of New NTL Common Stock, comprising 15,000,000 primary shares of New NTL Common Stock and 15,000,000 shares of New NTL Common Stock that may be issued upon exercise of the Series A Warrants.

EXERCISE PRICE: To be determined in accordance with the Second Amended Joint Reorganization Plan Of NTL Incorporated And Certain Subsidiaries (the "Plan").

EXPLAIN ANY CONDITIONS WHICH MUST BE MET (FOR EXAMPLE, SHAREHOLDER APPROVAL, GOVERNMENT APPROVAL, SEC REGISTRATION, ETC.) FOR THIS DISTRIBUTION TO BECOME
EFFECTIVE: The exercise of rights is pursuant to, and subject to confirmation by the U.S. Bankruptcy Court of the Plan.

CONTACT NAME:  Richard J. Lubasch
               Tel: (212) 906-8440




NTL INCORPORATED

By: /s/ Richard J. Lubasch
    -------------------------------
    Richard J. Lubasch
    Executive Vice President
    General Counsel and Secretary


Date: August 23, 2002


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